Exhibit 23 -- Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-106973, 333-67462, 333-93563, 333-49523, 33-63689, 33-55213, 33-64854, 33-23195, 33-23196, 333-88898 and 333-97917) pertaining to various plans of Wolverine World Wide, Inc. of our report dated February 4, 2004, with respect to the consolidated financial statements and schedule of Wolverine World Wide, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended January 3, 2004.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
March 12, 2004